                                             News Release
                                                                                                 Cory T. Walker
   February 15, 2010                                                                Chief Financial Officer
                                                                                                (386) 239-7250

BROWN & BROWN, INC.
ANNOUNCES
2009 FOURTH-QUARTER AND YEAR-END FINANCIAL RESULTS

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its net income and net income per share for the fourth quarter of 2009.

Net income for the fourth quarter of 2009 was $23,653,000, or $0.17 per share, compared with $33,373,000, or $0.24 per share for the same quarter of 2008.  Total revenue for the fourth quarter ended December 31, 2009 was $214,162,000, compared with 2008 fourth-quarter revenue of $232,090,000.

Total revenue for the twelve months ended December 31, 2009 was $967,877,000, compared with total revenue for the twelve months ended December 31, 2008 of $977,554,000.  Net income for the twelve-month period ended December 31, 2009 was $153,294,000, or $1.08 per share, compared with $166,124,000, or $1.17 per share, for the same period of 2008.

J. Powell Brown, President and Chief Executive Officer of Brown & Brown, Inc., noted, "In 2009 we faced three strong headwinds - decreasing insurance rates, adverse economic conditions, and a soft merger and acquisition environment.  Yet, in spite of these challenges, we became more efficient, added exceptional new talent and maintained the quality of service our clients expect and deserve."

Jim W. Henderson, Vice Chairman and Chief Operating Officer of the Company, added, "Since December 31, we have closed three deals that together represent $10.5 million of forward annualized revenues. In recent months, we have experienced an increase in merger and acquisition deal flow and we are encouraged by the quality of the opportunities and the depth of discussions. This is a great time in the market cycle to put our cash to work for our shareholders through investment in quality acquisition opportunities."

Brown & Brown, Inc. and its subsidiaries offer a broad range of insurance and reinsurance products and services, as well as risk management, third party administration, managed health care, and Medicare set-aside services and programs. Providing service to business, public entity, quasi-public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States' sixth largest independent insurance intermediary. The Company's Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to future financial results and to acquisition opportunities. These statements are not historical facts, but instead represent only the Company's current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company's control. It is possible that the Company's actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results and condition, as well as its other achievements, are contained in the Company's filings with the Securities and Exchange Commission. Some factors include: general economic conditions around the country; downward commercial property and casualty premium pressures; the effects of legislative and regulatory changes in Florida pertaining to the insurance industry, including those relating to coastal property coverages; the competitive environment; the integration of the Company's operations with those of businesses or assets the Company has acquired or may acquire in the future and the failure to realize the expected benefits of such integration; the potential occurrence of a disaster that affects certain areas of the States of California, Florida, Indiana, Michigan, New Jersey, New York, Pennsylvania, Texas and/or Washington, where significant portions of the Company's business are concentrated; and the cost and impact on the Company of previously disclosed regulatory inquiries regarding industry and Company practices with respect to compensation received from insurance carriers. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

# # #

Brown & Brown, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	For the		For the

	Three Months Ended		Twelve Months Ended

	December 31		December 31

	2009	2008	2009	2008
REVENUES
Commissions and fees	$213,288	$229,854	$964,863	$965,983
Investment income	216	943	1,161	6,079
Other income, net	658	1,293	1,853	5,492
Total revenues	214,162	232,090	967,877	977,554

EXPENSES
Employee compensation and benefits	115,107	121,910	484,680	485,783
Non-cash stock-based compensation	2,115	1,751	7,358	7,314
Other operating expenses	36,382	35,359	143,389	137,352
Amortization	12,485	11,842	49,857	46,631
Depreciation	3,285	3,357	13,240	13,286
Interest	3,711	3,645	14,599	14,690
Total expenses	173,085	177,864	713,123	705,056

Income before income taxes	41,077	54,226	254,754	272,498

Income taxes	17,424	20,853	101,460	106,374

Net income	$ 23,653	$ 33,373	$153,294	$166,124

Net income per share:
Basic	$0.17	$0.24	$1.08	$1.18
Diluted	$0.17	$0.24	$1.08	$1.17

Weighted average number of shares
outstanding:
Basic	137,531	136,799	137,173	136,319
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Diluted	137,779	137,274	137,507	136,884
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Dividends declared per share	$0.0775	$0.0750	$0.3025	$0.2850
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Brown & Brown, Inc.
INTERNAL GROWTH SCHEDULE
Core Commissions and Fees(1)
Three Months Ended December 31, 2009
(in thousands)
(unaudited)

	Quarter	Quarter	Total	Total	Less	Internal	Internal
	Ended	Ended	Net	Net	Acquisition	Net	Net
	12/31/09	12/31/08	Change	Growth %	Revenues	Growth $	Growth %

Florida Retail	$ 36,687	$ 40,922	$ (4,235)	(10.3)%	$ -	$ (4,235)	(10.3)%
National Retail	72,040	72,772	(732)	(1.0)%	4,531	(5,263)	(7.2)%
Western Retail	22,670	24,606	(1,936)	(7.9)%	1,544	(3,480)	(14.1)%
Total Retail	131,397	138,300	(6,903)	(5.0)%	6,075	(12,978)	(9.4)%

Wholesale Brokerage	31,410	32,156	(746)	(2.3)%	243	(989)	(3.1)%

Professional Programs	12,034	12,719	(685)	(5.4)%	-	(685)	(5.4)%
Special Programs	29,914	33,188	(3,274)	(9.9)%	513	(3,787)	(11.4)%
Total National Programs	41,948	45,907	(3,959)	(8.6)%	513	(4,472)	(9.7)%

Services	8,049	8,305	(256)	(3.1)%	-	(256)	(3.1)%

Total Core Commissions
and Fees (1)	$212,804	$224,668	$(11,864)	(5.3)%	$6,831	$(18,695)	(8.3)%
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Reconciliation of Internal Growth Schedule
to Total Commissions and Fees
Included in the Consolidated Statements of Income
for the Three Months Ended December 31, 2009 and 2008
(in thousands)
(unaudited)

	Quarter	Quarter
	Ended	Ended
	12/31/09	12/31/08
Total core commissions and fees(1)	$212,804	$224,668
Contingent commissions	484	4,930
Divested business	-	256

Total commission & fees	$213,288	$229,854
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(1)

Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent   commissions (revenue derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), and (ii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

Brown & Brown, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	December 31,	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$ 197,113	$ 78,557
Restricted cash and investments	155,257	144,750
Short-term investments	8,213	7,511
Premiums, commissions and fees receivable	209,462	244,515
Deferred income taxes	11,791	14,171
Other current assets	31,863	33,528
Total current assets	613,699	523,032

Fixed assets, net	61,467	63,520
Goodwill	1,074,397	1,023,372
Amortizable intangible assets, net	468,862	495,627
Other assets	5,801	14,029
Total assets	$2,224,226	$2,119,580
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LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Premiums payable to insurance companies	$ 310,296	$ 357,707
Premium deposits and credits due customers	37,715	43,577
Accounts payable	17,431	18,872
Accrued expenses and other liabilities	96,387	96,325
Current portion of long-term debt	17,124	6,162
Total current liabilities	478,953	522,643

Long-term debt	250,209	253,616

Deferred income taxes, net	115,609	90,143

Other liabilities	9,581	11,437

Shareholders' equity:

Common stock, par value $0.10 per share;
authorized 280,000 shares; issues and
outstanding 142,076 at 2009 and 141,544 at 2008	14,208	14,154
Additional paid-in capital	267,856	250,167
Retained earnings	1,087,805	977,407
Accumulated other comprehensive income	5	13

Total shareholders' equity	1,369,874	1,241,741

Total liabilities and shareholders' equity	$2,224,226	$2,119,580
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